UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2019

ACHAOGEN, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36323	68-0533693
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1 Tower Place, Suite 400

South San Francisco, CA 94080

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (650) 800-3636

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financing accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05. Costs Associated with Exit or Disposal Activities.

On February 28, 2019, Achaogen, Inc. (the “Company”) commenced a restructuring of its organization to focus its cash resources on (a) commercializing ZEMDRI® primarily in the outpatient setting and certain key geographies, (b) developing its product candidate C-Scape, (c) reviewing strategic alternatives to maximize stockholder value, (d) pursuing non-dilutive funding opportunities and (e) pursuing licensing partnerships and regulatory approvals for plazomicin outside the United States. The majority of the roles eliminated in the restructuring are field-based sales and medical scientist positions.   The Company estimates it will incur restructuring charges of approximately $4.2 million in the first quarter of 2019, consisting of one-time employee benefits, employee severance and stock-based compensation and fixed asset impairment, of which approximately 59% is expected to result in cash expenditures. Non-cash expenditures consist of stock-based compensation and fixed asset impairments.  These estimates are subject to a number of assumptions, and actual results may differ.  The Company may also incur additional costs not currently contemplated due to events that may occur as result of or are associated with the restructuring.

Following the restructuring, which the Company expects to be complete by the end of the second quarter of 2019, the Company expects to have approximately 40 full-time employees, of which approximately 25% are expected to be commercial and medical affairs personnel.  The Company currently estimates ongoing quarterly cash operating expenses of approximately $15 million to $17 million following completion of the restructuring and associated charges, and currently believes it has sufficient cash and cash equivalents to support current planned operations through approximately the end of the second quarter of 2019.

Forward-Looking Statements

This report contains forward-looking statements. All statements other than statements of historical facts contained herein are forward-looking statements reflecting the current beliefs and expectations of management made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, the Company’s estimated restructuring charges, estimated future cash operating expenses and estimated sufficiency of cash and cash equivalents. Such forward-looking statements involve known and unknown risks, uncertainties, and other important factors that may cause the Company’s actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements. Such risks and uncertainties include, among others, the risks and uncertainties in estimating the Company’s restructuring charges, future cash operating expenses, sufficiency of cash and cash equivalents and expected changes in number of employees. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the Company’s business in general, see its Annual Report on Form 10-K filed on February 27, 2018 and its Quarterly Report on Form 10-Q filed on November 8, 2018. The Company does not plan to publicly update or revise any forward-looking statements contained in this report, whether as a result of any new information, future events, changed circumstances or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACHAOGEN, INC.

Date: March 6, 2019	By:	/s/ Gary Loeb
Gary Loeb
General Counsel